Exhibit 21

WAVELIT, INC. (formerly INFOTEC BUSINESS SYSTEMS, INC.)
FORM 10-K

List of Subsidiaries

Subsidiary                                                         Jurisdiction of Incorporation                                                        % Ownership

Precision Aviation Inc.                                                    Nevada, U.S.A.                                                                100.0%

Galaxy Networks Inc.                                                        British Columbia, Canada                                              100.0%

Stream Horizon Studios Ltd.                                           British Columbia, Canada                                               100.0%

Galaxy US Networks Inc.                                                  Nevada, U.S.A.                                                                100.0%